Exhibit 10.3

GUARANTY

THIS GUARANTY (as amended, restated, or supplemented, this “Guaranty”) is executed as of August 5, 2008, by STRATUM HOLDINGS, INC., a Nevada corporation (“Guarantor”) for the benefit of TEXAS CAPITAL BANK, N.A. (“Lender”).

RECITALS

A.                                   CYMRI, L.L.C., a Nevada limited liability company, and Triumph Energy, Inc., a Louisiana corporation (each individually, a “Borrower” and collectively, “Borrowers”), and Lender have entered into that certain Second Amended and Restated Credit Agreement dated the same date as this Guaranty (as amended, restated, or supplemented, from time to time, the “Credit Agreement”), together with certain other Loan Documents, as defined therein.

B.                                     Each Borrower is a wholly-owned Subsidiary of Guarantor and has agreed to enter into this Guaranty so that Borrowers can receive the benefits of the Credit Agreement.

C.                                     It is expressly understood among Borrowers, Guarantor and Lender that the execution and delivery of this Guaranty is a condition precedent to the Lender’s obligation to extend credit under the Credit Agreement.

D.                                    Guarantor may reasonably be expected to benefit directly or indirectly from Borrowers’ execution of the Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1.                                       Definitions.  Each capitalized term used but not defined in this Guaranty shall have the meaning given that term in the Credit Agreement.  The following terms shall have the following meanings as used in this Guaranty:

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel of Lender.

“Borrowers” has the meaning given in Recital A and includes, without limitation, all of Borrowers’ successors and assigns, each Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for any Borrower or for all or any portion of any Borrower’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect.

“Company Indebtedness” means all obligations of any Borrower or any of its Subsidiaries to Guarantor, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now existing or arising after the date of this Guaranty, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether or not evidenced by written instrument, including the obligation of a Borrower to Guarantor as a subrogee of Lender or resulting from Guarantor’s performance under this Guaranty.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Guaranteed Obligation” means any and all existing and future indebtedness and liabilities of every kind, nature, and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrowers to the Lender arising under the Credit Agreement and the other Loan Documents, including the Obligations as defined in the Credit Agreement and any premium and all interest (including, without limitation, interest accruing before and after maturity, before and after an Event of Default, and during the pendency of any bankruptcy, receivership insolvency or other similar proceeding under any applicable Debtor Relief Law (regardless whether such interest is allowed in such proceeding)), and any and all costs, attorney and paralegal fees and expenses reasonably incurred by the Lender (a) in connection with any waiver, amendment, consent or default under the Loan Documents, or (b) to enforce Borrowers’, Guarantor’s, or any other obligor’s payment of any portion of the Guaranteed Obligation.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Paid in Full or Payment in Full” means that the Guaranteed Obligation is completely paid and the Credit Agreement has been terminated.

2.                                       Guaranty.

(a)                                  Guarantor hereby guarantees to Lender prompt payment of (i) the Guaranteed Obligation when and as due, and (ii) any and all Attorney Costs reasonably incurred by Lender in connection with enforcement of the Loan Documents, this Guaranty, or collecting any portion of the Guaranteed Obligation; provided however, that Guarantor shall be liable under this Guaranty only for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for a greater amount.

(b)                                 Upon Lender’s written demand, Guarantor shall promptly pay to Lender any amount due under this Guaranty, but, in any event, no later than 5 Business Days (as defined in the Credit Agreement) after the date of Lender’s written demand.

(c)                                  This is an absolute, unconditional, irrevocable and continuing guaranty of payment (and not of collection) of the Guaranteed Obligation and the other amounts due under this Guaranty, and this Guaranty will remain in effect until (i) the Guaranteed Obligation is Paid in Full, (ii) the Credit Agreement has terminated in accordance with its terms, and (iii) the Obligations under and as defined in the Credit Agreement have been Paid in Full.  The circumstance that at any time or from time to time all or any portion of the Guaranteed Obligation may be $0 shall not affect Guarantor’s obligation under this Guaranty.  Guarantor may not rescind or revoke its obligation to the Lender under this Guaranty.

(d)                                 Any amounts received by Lender under this Guaranty in respect of the Guaranteed Obligation shall be applied by Lender to the Obligations in accordance with the provisions of the Credit Agreement.

3.                                       Default by Borrowers.  If an Event of Default exists, Guarantor shall pay to Lender any and all amounts then due and payable under this Guaranty on demand and without (a) further notice of dishonor to Guarantor, (b) any prior notice to Guarantor of the acceptance by Lender of this Guaranty, (c) any notice having been given to Guarantor prior to such demand of the creating or incurring of such Indebtedness, or (d) notice of intent to accelerate or notice of acceleration to Guarantor or Borrowers.  To enforce such payment by Guarantor it shall not be necessary for Lender to first or contemporaneously institute suit or exhaust remedies against any Borrower or others liable on such Indebtedness, or to enforce rights against any security or collateral ever given to secure such Indebtedness.

4.                                       Amount of Guaranty and Consideration.  Lender’s books and records showing the amount of the Guaranteed Obligation shall be admissible in evidence in any action or proceeding.  In consummating the transactions contemplated by this Guaranty, Guarantor does not intend to disturb, delay, hinder, or defraud either its present or future creditors.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrowers and is familiar with the value of the security and support for the payment and performance of the amounts due under this Guaranty.  Based upon such examination, and taking into account the fairly discounted value of Guarantor’s contingent obligations under this Guaranty and the value of the subrogation and contribution claims Guarantor could make in connection with this Guaranty, and assuming each of the transactions contemplated by the Credit Agreement is consummated and Borrowers make full use of the credit facilities thereunder, the present realizable fair market value of the assets of Guarantor exceeds the total obligations of Guarantor, and Guarantor is able to pay its obligations as such obligations mature in the normal course of business.  Guarantor represents and warrants to Lender that the value of consideration received and to be received by it is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit Guarantor, directly or indirectly.

5.                                       Liability for Other Indebtedness of Borrowers.  If, and only if, Guarantor becomes liable for any indebtedness owing by Borrowers to the Lender by executing a promissory note or guaranty, by endorsement, or otherwise, other than under this Guaranty, such liability shall not be impaired or affected by this Guaranty and the rights of the Lender under this Guaranty shall be cumulative of any and all other rights that the Lender may ever have against Guarantor.

6.                                       Subordination.  Guarantor hereby expressly subordinates all Company Indebtedness to the Payment in Full of the Guaranteed Obligation.  Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, Guarantor agrees not to receive or accept any payment from Borrowers or any of their Subsidiaries with respect to the Company Indebtedness and, in the event Guarantor receives any payment on the Company Indebtedness in violation of the foregoing, Guarantor shall hold any such payment for the benefit of Lender and promptly turn it over to Lender, in the form received (with any necessary endorsements), to be applied to the Obligations under the Credit Agreement.  Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, if Lender so requests, any such Company Indebtedness shall be enforced and all amounts received by Guarantor shall be received in trust for Lender and the proceeds thereof shall be paid over to Lender, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty, except to the extent such proceeds are applied to the Guaranteed Obligation by Lender.

7.                                       Subrogation.  Until the Guaranteed Obligation is Paid in Full, Guarantor agrees that it will not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or liens of the Lender or any other beneficiary against any Borrower, any of their Subsidiaries, or any other obligor on the Guaranteed Obligation or any Collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against any Borrower, any of its Subsidiaries, or any other obligor or other guarantor on all or any part of the amounts due under this Guaranty (whether such rights in clause (a) or clause (b) arise in equity, under contract, by statute, under common law, or otherwise).

8.                                       Enforceability of Guaranty; No Release.

(a)                                  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligation or any instrument or agreement evidencing any part of the Guaranteed Obligation, or by the existence, validity, enforceability, perfection, or extent of any collateral securing the Guaranteed Obligation, or by any fact or circumstance relating to the Guaranteed Obligation which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

(b)                                 Guarantor agrees that the Lender may, at any time and from time to time, and without notice to Guarantor, make any agreement with Borrowers or with any other Person liable on any of the Guaranteed Obligation or providing collateral as security for the Guaranteed Obligation, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligation or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligation or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty.

(c)                                  Guarantor hereby agrees its obligations under the terms of this Guaranty shall not be released, discharged, diminished, impaired, reduced or otherwise adversely affected by any of the following: (i) the Lender’s taking or accepting of any other security or guaranty for any or all of the Guaranteed Obligation; (ii) any release, surrender, exchange, subordination or loss of any security at any time existing in connection with any or all of the Guaranteed Obligation; (iii) any full or partial release of the liability of any other obligor on the Guaranteed Obligation; (iv) the insolvency, becoming subject to any Debtor Relief Law, or lack of corporate power of any Borrower, or any party at any time liable for the payment of any or all of the Guaranteed Obligation; (v) any renewal, extension or rearrangement of the payment of any or all of the Guaranteed Obligation, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Lender to Borrowers, Guarantor, or any other obligor on the Guaranteed Obligation; (vi) any neglect, delay, omission, failure or refusal of the Lender to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Obligation; (vii) any failure of Lender to give Guarantor notice of any of the foregoing, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation, other than any notice expressly required to be given to Guarantor under this Guaranty, if any; (viii) the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; (ix) any payment of the Guaranteed Obligation to Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason Lender is required to refund such payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to such payment); or (x) any discharge, release, or other forgiveness of Borrowers’ liability for the payment of the Guaranteed Obligation.

9.                                       Exercise of Rights and Waiver.

(a)                                  No failure by Lender to exercise, and no delay in exercising, any right or remedy under this Guaranty shall operate as a waiver thereof.  The exercise by the Lender of any right or remedy under this Guaranty, under the Loan Documents, or other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by applicable law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

(b)                                 The obligations of Guarantor under this Guaranty are those of primary obligor, and not merely as surety, and are independent of the Obligations.  Guarantor waives diligence by Lender and action on delinquency in respect of the Obligations or Guaranteed Obligation or any part thereof, including any provisions of applicable law requiring the Lender to exhaust any right or remedy or to take any action against any Borrower, any of its Subsidiaries, any other guarantor or any other Person before enforcing this Guaranty against Guarantor.  Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligation or require suit against any Borrower or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended

(regarding guarantor’s right to require a lender to sue a borrower on accrued right of action following a guarantor’s written notice to a lender), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against a guarantor without suit against a borrower, but precluding entry of judgment against a guarantor prior to entry of judgment against a borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring a lender to join a borrower in any suit against a guarantor unless judgment has been previously entered against a borrower), or otherwise.

(c)                                  Guarantor waives notice of acceptance of this Guaranty, notice of any loan to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any loan, notice of intent to accelerate, notice of acceleration, and notice of any suit or notice of the taking of other action by the Lender against Borrowers, Guarantor or any other Person and any notice to any party liable thereon (including Guarantor).

10.                                 Stay of Acceleration.  In the event that acceleration of the time for payment of the Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Lender.

11.                                 Expenses.  Guarantor shall pay on demand all reasonable out-of-pocket expenses (including Attorneys Costs) in any way relating to the enforcement or protection of Lender’s and the Lender’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Lender in any case commenced by or against Guarantor under Title 11, United States Code or any similar or successor statute.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

12.                                 Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Lender and Guarantor.

13.                                 Reliance and Duty to Remain Informed. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement and the other Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrowers’ creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Lender as to such creditworthiness.  Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrowers and any circumstances affecting (a) Borrowers’ ability to perform under the Loan Documents to which Borrowers are parties or (b) any collateral securing all or any part of the Guaranteed Obligation.

14.                                 Change in a Guarantor’s Status.  Should Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of the Lender granted under this Guaranty, then, in any such event, the Guaranteed Obligation shall be, as between Guarantor and Lender, a fully matured, due, and payable obligation of Guarantor to Lender (without regard to whether Borrowers are then in Default or whether the Guaranteed Obligation, or any part thereof is then due and owing by Borrowers to Lender), payable in full by Guarantor to Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created under this Guaranty.

15.                                 Representations and Warranties.  Guarantor represents and warrants that (a) it is duly organized or formed, validly existing and in good standing under the applicable laws of the jurisdiction of its organization, (b) it has all requisite company power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under this Guaranty, (c) it is duly qualified and is licensed and in good standing under the applicable laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except where such failure would not reasonably be expected to have a Material Adverse Effect, (d) the execution, delivery and performance of this Guaranty has been duly authorized by all necessary company action, and do not and will not (i) contravene the terms of any of its organization documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien on any of its assets under the terms of any agreement, judgment, license, order or permit applicable to or binding on Guarantor, the violation of which could reasonably be expected to have a Material Adverse Effect, or (iii) violate any applicable law the violation of which could reasonably be expected to have a Material Adverse Effect, (e) except as expressly contemplated by the Loan Documents and except as has been obtained, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor, and (f) this Guaranty has been, and when delivered hereunder, will have been, duly executed and delivered by Guarantor and it creates a legal, valid and binding obligation of Guarantor, enforceable against Guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and general principles of equity.

16.                                 Covenants.  Guarantor acknowledges that certain covenants set forth in the Credit Agreement are in respect of it or shall be imposed upon it, and Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant.

17.                                 Offset Claims.  The Obligations or the Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except for the defense of Payment in Full of the Guaranteed Obligation) of Borrowers or any other party against the Lender or against payment of the Guaranteed Obligation, whether such offset, claim, or defense arises in connection with the Guaranteed Obligation or otherwise.  Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

18.                                 Setoff.  If and to the extent any payment is not made when due under this Guaranty, Lender may setoff and charge from time to time any amounts so due against any or all of Guarantor’s accounts or deposits with Lender.

19.                                 Binding Agreement.  This Guaranty is for the benefit of the Lender and its respective successors and assigns.  Guarantor acknowledges that in the event of an assignment of the Guaranteed Obligation or any part thereof in accordance with the Credit Agreement, the rights and benefits under this Guaranty, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness.  This Guaranty is binding on Guarantor and its successors and permitted assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender (and any attempted assignment without such consent shall be null and void).

20.                                 Notices.  All notices required or permitted to be given under this Guaranty, if any, must be in writing and shall or may, as the case may be, be given in the same manner as notice is given under the Credit Agreement as follows:

If to Lender:

Texas Capital Bank

One Riverway, Suite 2450

Houston, Texas  77056

Telephone: 713-439-5911

Facsimile:   713-439-5942

Attention:  Jeff Treadway

with a copy to:

Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: 713-226-6660

Facsimile:   713-226-6260

Attention:  Ephraim del Pozo

If to Guarantor:

Stratum Holdings, Inc.

Three Riverway, Suite 1500

Houston, Texas 77056

Telephone: 713-479-7000

Facsimile: 713-975-6271

Attention:  Larry M. Wright

with a copy to:

Haynes & Boone, LLP
One Houston Center
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Telephone: 713-547-2007
Facsimile: 713-236-5540

Attention:  Bryce Linsenmayer

By giving at least 10 days written notice, any party to this Guaranty shall have the right from time to time and at any time while this Guaranty is in effect to change its address or fax number and shall have the right to specify a different address or fax number within the United States of America or Canada.  Nothing in this Section shall be construed to require any notice to Guarantor not otherwise expressly required in this Guaranty.

21.                                 Reinstatement and Termination.

(a)                                  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligation paid by Guarantor is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization (including without limitation pursuant to any Debtor Relief Laws) of any Borrower or any other Person or otherwise, as if such payment had not been made and whether or not the Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

(b)                                 Subject to clause (a) regarding reinstatement, this Guaranty shall terminate and be released on the date the Guaranteed Obligation is Paid in Full, other than obligations that survive termination or assignment of the Loan Documents, and the Credit Agreement has terminated in accordance with its terms.

(c)                                  Upon termination of the Guaranty pursuant to the provisions of Section 21(b), Lender shall deliver or cause to be delivered to Guarantor, at Guarantor’s expense, releases and satisfactions, or transfers without warranty, of all obligations under this Guaranty and all collateral of Guarantor securing such Guaranteed Obligation, and Guarantor shall deliver to Lender a general release of all of Lender’s liabilities and obligations to Guarantor, including under the Loan Documents (in each case, other than those arising under the obligations that survive the termination or assignment of the Loan Documents) and an acknowledgment that the same have been terminated or assigned as to Guarantor.

22.                                 Governing Law.  THIS GUARANTY IS TO BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER TEXAS LAW.

23.                                 No Oral Agreements.  THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN

AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS GUARANTY (AS AMENDED IN WRITING FROM TIME TO TIME), THE CREDIT AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWERS, LENDER OR GUARANTOR (OR BY A BORROWER OR GUARANTOR FOR THE BENEFIT OF LENDER OR LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWERS, GUARANTOR AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS SECTION IS INCLUDED HEREIN, AMONG OTHER REASONS, PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

[Signature is on the following page]

This Guaranty is executed on the date first set out above.

GUARANTOR:

STRATUM HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Larry M. Wright
Larry M. Wright
Chief Executive Officer

Signature Page to the Guaranty